EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MasTec, Inc.
Coral Gables, FL
      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated March 29, 2005 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MasTec, Inc., which are contained in that prospectus.
      We also consent to the reference to us under the headings “Experts”.

/s/ BDO Seidman, LLP
Miami, Florida
November 17, 2005